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                                                                     EXHIBIT 2.1


                              AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (this "Agreement") is entered into as of this ____ day of _________, 1998, between LK Global Holdings Corporation, a Delaware corporation ("LK Global"), AremisSoft Corporation, a Nevada corporation ("AremisSoft-Nevada") and AremisSoft Corporation, a Delaware corporation ("AremisSoft-Delaware"). (LK Global, AremisSoft-Nevada and AremisSoft-Delaware are hereinafter collectively referred to as the "Constituent Corporations").

     WHEREAS, LK Global is a wholly-owned subsidiary of AremisSoft-Delaware; and

     WHEREAS, the respective Boards of Directors of the Constituent Corporations have determined that, for the purpose of effecting the reincorporation of AremisSoft-Nevada in the State of Delaware, it is advisable and to the advantage of the corporations to utilize a holding company corporate structure; and

     WHEREAS, in connection therewith and to facilitate the reincorporation, AremisSoft-Nevada will merge with and into LK Global and the stockholders of AremisSoft-Nevada will become stockholders of AremisSoft-Delaware (the "Merger") and upon the effectiveness of the Merger, provided herein, the legal existence of AremisSoft-Nevada as a separate corporation will cease and LK Global will become a wholly-owned subsidiary of AremisSoft-Delaware.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I
                                     MERGER

     1.1. THE MERGER. In accordance with the provisions of this Agreement and the Delaware General Corporation Law (the "Corporation Law"), on the date on which this Agreement and the properly executed officers' certificates of each Constituent Corporation or when the properly executed certificate of merger is filed and accepted by the Delaware Secretary of State as required by Section 252 of the Corporation Law (the "Effective Date" or "Effective Time"), AremisSoft-Nevada shall be merged with and into LK Global, in the manner of and as more fully set forth in Sections 251 through 264 of the Corporation Law (the "Merger"), the separate existence of AremisSoft-Nevada shall cease and LK Global shall continue as the surviving corporation (the "Surviving Corporation") under its present corporate name and as a wholly owned subsidiary of AremisSoft-Delaware.

     1.2. THE SURVIVING CORPORATION. On the Effective Date, the Surviving Corporation shall succeed AremisSoft-Nevada, without other transfer, to all the rights and property of AremisSoft-Nevada and shall be subject to all the debts, obligations and liabilities of AremisSoft-Nevada in the

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same manner as if the Surviving Corporation had itself incurred them; all rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired.


                                   ARTICLE II
                       CONVERSION AND EXCHANGE OF SHARES

     2.1. STOCK OF AREMISSOFT-NEVADA. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of AremisSoft-Nevada Common Stock outstanding immediately prior thereto shall be changed and converted automatically into one fully paid and nonassessable share of AremisSoft-Delaware Common Stock.

     2.2. STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of AremisSoft-Nevada shall be deemed for all purposes to evidence ownership of and to represent shares of AremisSoft-Delaware into which the shares of AremisSoft-Nevada represented by such certificates have been converted as herein provided. The registered owner on the books and records of AremisSoft-Nevada or its transfer agent of any such outstanding stock certificate shall have and shall be entitled, until such certificate shall have been surrendered for transfer or otherwise accounted for to AremisSoft-Delaware or its transfer agent, to exercise any voting or other rights with respect to and receive any dividend or other distributions upon the shares of AremisSoft-Delaware evidenced by such outstanding certificate as provided above.

     2.3. OPTIONS AND WARRANTS. Each option or warrant to purchase three shares of AremisSoft-Nevada Common Stock granted under AremisSoft-Nevada Stock Option Plan, or otherwise, which is outstanding on the Effective Date, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or warrant, as the case may be, to purchase two shares of AremisSoft-Delaware Common Stock at an exercise price per share adjusted three for two to reflect the exchange ratio provided for herein, and except for the exercise price, upon the same terms and subject to the same conditions as set forth in the AremisSoft-Nevada Stock Option Plan or warrant agreement, as the case may be, under which such options or warrants were granted, as in effect on the Effective Date. As of the Effective Date, the AremisSoft-Nevada Stock Option Plan shall become the AremisSoft-Delaware Stock Option Plan and all obligations of AremisSoft-Nevada under the AremisSoft-Nevada Stock Option Plan shall be assumed by AremisSoft-Delaware including all outstanding options granted pursuant to the Stock Option Plan. Upon approval of this Merger Agreement by stockholders of AremisSoft-Nevada and AremisSoft-Delaware, the stockholders of AremisSoft-Nevada and AremisSoft-Delaware shall be deemed to have adopted and approved the assumption of the AremisSoft-Nevada Stock Option Plan by AremisSoft-Delaware under the same terms and conditions that the AremisSoft-Nevada Stock Option Plan was previously adopted and approved by stockholders of AremisSoft-Nevada, as amended.

     2.4. OTHER EMPLOYEE BENEFIT PLANS. Upon the Effective Date, the obligations of AremisSoft-Nevada under or with respect to every plan, trust, program and benefit then in effect or

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administered by AremisSoft-Nevada on behalf or for the benefit of the officers and employees of AremisSoft-Nevada, including plans, trusts, programs and benefits administered by AremisSoft-Nevada in which subsidiaries of AremisSoft-Nevada, their officers and employees currently are permitted to participate (the "Employee Benefit Plans"), shall become the lawful obligations of AremisSoft-Delaware and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated.

     2.5. NO FRACTIONAL SHARES TO BE ISSUED. No fractional shares shall be issued as a result of the exchange of AremisSoft-Nevada shares for AremisSoft-Delaware shares. Instead, AremisSoft-Delaware shall issue scrip or warrants pursuant to Section 155 of the Corporation Law entitling the holder to receive a full share upon the surrender of such scrip or warrant aggregating a full share. In calculating the amount of scrip or warrants to be issued to a stockholder, all shares owned by the same stockholder shall be aggregated and the fractional amount of a share to be covered by such scrip or warrant shall be calculated by applying the exchange ratio provided for herein to each stockholder's entire share ownership.


                                  ARTICLE III
                           THE SURVIVING CORPORATION

     3.1. CORPORATE DOCUMENTS. The Certificate of Incorporation of LK Global, as in effect on the Effective Date, shall continue to be the Certificate of Incorporation of LK Global as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Bylaws of LK Global, as in effect on the Effective Date, shall continue to be the Bylaws of LK Global as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Certificate of Incorporation and Bylaws of AremisSoft-Delaware, as in effect on the Effective Date, shall continue in force and effect without change or amendment until further amended in accordance with the provisions thereof and applicable law.

     3.2.  DIRECTORS AND OFFICERS. The directors and officers of
AremisSoft-Nevada on the Effective Date shall be and become directors and officers, holding the same titles and positions, of LK Global on the Effective Date, and after the Effective Date shall serve in accordance with the Bylaws of LK Global.

     3.3. FURTHER ASSURANCES. From time to time, as and when required by LK Global or by its successors and assigns, there shall be executed and delivered on behalf of AremisSoft-Nevada such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confer of record or otherwise in LK Global the title to and possession of all the property interests, assets, rights, privileges, immunities, powers, franchises and authority of AremisSoft-Nevada, and otherwise to carry out the purposes and intent of this Merger Agreement, and the officers and directors of LK Global are fully authorized in the name and on behalf of AremisSoft-Nevada or otherwise to take any

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and all such actions and to execute and deliver any and all such deeds and other instruments.

     3.4. PLAN OF REORGANIZATION. This Merger Agreement constitutes a plan of reorganization to be carried out in the manner, on the terms, and subject to the conditions herein set forth.

     3.5. RIGHTS AND DUTIES OF AREMISSOFT-NEVADA. On the Effective Date, for all purposes, the separate existence of AremisSoft-Nevada shall cease and shall be merged with and into LK Global. LK Global, as the surviving corporation, shall continue and all property (real, personal and mixed), all debts due on whatever account, all choses in action, and all and every other interest of or belonging to or due to AremisSoft-Nevada; and the title to any real estate, or any interest therein, vested in AremisSoft-Nevada shall not revert or be in any way impaired by reason of such Merger; and LK Global shall continue to be responsible and liable for all of its liabilities and obligations and any claim existing, or action or proceeding pending, by or against AremisSoft-Nevada. If at any time LK Global shall consider or be advised that any assignment or assurances in law or any other actions are necessary or desirable to vest the title of any property or rights of AremisSoft-Nevada in LK Global according to the terms hereof, the officers and directors of LK Global are empowered to execute and make all such property assignments and assurances and do any and all other things necessary or proper to vest title to such property or other rights in LK Global, and otherwise to carry out the purposes of this Merger Agreement.


                                   ARTICLE IV
                                 MISCELLANEOUS

     4.1. AMENDMENT. Prior to stockholder approval, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of AremisSoft-Delaware, AremisSoft-Nevada and LK Global. After shareholder approval, this Merger Agreement may be amended in any manner (except that Section 2.1 and any of the other principal terms may not be amended without the approval of the stockholders of AremisSoft-Nevada) as may be determined in the judgment of the respective Boards of Directors of AremisSoft-Delaware, AremisSoft-Nevada and LK Global to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

     4.2. ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger contemplated hereby may be abandoned by the Board of Directors of either AremisSoft-Delaware, AremisSoft-Nevada or LK Global, notwithstanding approval of this Merger Agreement by the stockholders of AremisSoft-Nevada and AremisSoft-Delaware and by the sole stockholder of LK Global.

     4.3. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

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     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Boards of Directors of AremisSoft-Nevada, AremisSoft-Delaware and LK Global, has been executed on the date set forth above on behalf of each of said three corporations by their respective duly authorized officers.

                                        AREMISSOFT CORPORATION,
                                        a Nevada corporation


                                        By:
                                           -------------------------------------
                                           Dr. Lycourgos K. Kyprianous,
                                           Chief Executive Officer

(Corporate Seal)

Attest:

--------------------------------------
Dr. Lycourgos K. Kyprianous, Secretary


                                        AREMISSOFT CORPORATION,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                           Dr. Lycourgos K. Kyprianous,
                                           Chief Executive Officer

(Corporate Seal)

Attest:

--------------------------------------
Dr. Lycourgos K. Kyprianous, Secretary


                                        LK GLOBAL CORPORATION,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                           Dr. Lycourgos K. Kyprianous,
                                           Chief Executive Officer

(Corporate Seal)

Attest:

--------------------------------------
Dr. Lycourgos K. Kyprianous, Secretary


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